EXHIBIT 11
              STATEMENT RE  COMPUTATION OF PER SHARE EARNINGS
              -----------------------------------------------
                            POLAROID CORPORATION
            COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                  (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                           SECOND QUARTER, 1996





PRIMARY COMPUTATION
- -------------------

Earnings before extraordinary item per statement of earnings  $ 28.5

Extraordinary item                                             (54.5)
                                                              -------
Net loss                                                      $(26.0)
                                                              =======

Weighted average number of common
shares outstanding                                              45.5

Weighted average number of common
stock equivalents                                                 --
                                                              -------
Weighted average number of common
shares, as adjusted                                             45.5
                                                              -------



Primary earnings/(loss) per common share:
   Earnings before extraordinary item                         $  .63

   Extraordinary item                                          (1.20)
                                                              -------
   Net loss                                                   $ (.57)
                                                              =======

                           POLAROID CORPORATION
           COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                           SECOND QUARTER, 1996




FULLY DILUTED COMPUTATION
- -------------------------

Earnings before extraordinary item per statement of earnings  $  28.5

Add:  effect of elimination of after-tax interest expense
      on $139.5 million 8% convertible debentures                 1.7
                                                              -------
Earnings before extraordinary item, as adjusted                  30.2

Extraordinary item                                              (54.5)
                                                              --------
Net loss, as adjusted                                         $ (24.3)
                                                              ========


Weighted average number of common
shares outstanding used for primary computation                  45.5

Weighted average number of common
stock equivalents                                                 1.1

Add:  effect of converting $139.5 million
      8% convertible debentures into common stock                 4.3  (A)
                                                              --------
Weighted average number of common shares
outstanding, as adjusted                                         50.9
                                                              ========



Fully diluted earnings/(loss) per common share:
   Earnings before extraordinary item                         $  .59

   Extraordinary item                                          (1.07)
                                                              -------
   Net loss                                                   $ (.48)  (B)
                                                              =======




(A)Assumes conversion of $139.5 million 8% convertible debentures at a price of approximately $32.50 per common share in accordance with the terms of the convertible debentures.

(B)This computation is submitted as an exhibit to the Company's Form 10-Q in accordance with Regulation S-K item 601(b)(11), although presenting the computation is not in accord with paragraph 40 of APB Opinion 15 because the computation produces an antidilutive result.

                            POLAROID CORPORATION
            COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                  (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                      SIX MONTHS ENDED JUNE 30, 1996





PRIMARY COMPUTATION
- -------------------

Loss before extraordinary item per statement of earnings     $ (32.2)

Extraordinary item                                             (54.5)
                                                             --------
Net loss                                                      $(86.7)
                                                             ========


Weighted average number of common
shares outstanding                                              45.5

Weighted average number of common
stock equivalents                                                 --
                                                              -------
Weighted average number of common
shares, as adjusted                                             45.5
                                                              =======



Primary loss per common share:
   Loss before extraordinary item                             $ (.70)

   Extraordinary item                                          (1.20)
                                                              -------
   Net loss                                                   $(1.90)
                                                              =======

                           POLAROID CORPORATION
           COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                    SIX MONTHS ENDED JUNE 30, 1996




FULLY DILUTED COMPUTATION
- -------------------------

Loss before extraordinary item per statement of earnings       $(32.2)

Add:  effect of elimination of after-tax interest expense
      on $139.5 million 8% convertible debentures                 3.4
                                                              --------
Loss before extraordinary item, as adjusted                     (28.8)

Extraordinary item                                              (54.5)
                                                              --------
Net loss, as adjusted                                         $ (83.3)
                                                              ========


Weighted average number of common
shares outstanding used for primary computation                  45.5

Weighted average number of common
stock equivalents                                                 1.1

Add:  effect of converting $140 million
      8% convertible debentures into common stock                 4.3  (A)
                                                              --------
Weighted average number of common shares
outstanding, as adjusted                                         50.9
                                                              ========

Fully diluted loss per common share:
   Loss before extraordinary item                             $ (.57)

   Extraordinary item                                          (1.07)
                                                             --------
   Net loss                                                   $(1.64)  (B)
                                                             ========




(A)Assumes conversion of $139.5 million 8% convertible debentures at a price of approximately $32.50 per common share in accordance with the terms of the convertible debentures.

(B)This computation is submitted as an exhibit to the Company's Form 10-Q in accordance with Regulation S-K item 601(b)(11), although presenting the computation is not in accord with paragraph 40 of APB Opinion 15 because the computation produces an antidilutive result.

                           POLAROID CORPORATION
                COMPUTATION OF EARNINGS PER COMMON SHARE
                (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                         SECOND QUARTER, 1995




PRIMARY COMPUTATION
- -------------------

Net earnings per statement of earnings                      $   22.9
                                                            ========

Weighted average number of common
shares outstanding                                              45.2

Weighted average number of common
stock equivalents                                                 .7
                                                            --------

Weighted average number of common
shares, as adjusted                                             45.9
                                                            ========

Primary earnings per common share                           $    .50
                                                            ========

                            POLAROID CORPORATION
            COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                  (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                             SECOND QUARTER, 1995




FULLY DILUTED COMPUTATION
- -------------------------

Net earnings per statement of earnings                          $  22.9

Add:  effect of elimination of after-tax interest expense
      on $140 million 8% convertible debentures                     1.7
                                                               --------
Net earnings, as adjusted                                       $  24.6
                                                               ========

Weighted average number of common
shares outstanding used for primary computation                   45.2

Weighted average number of common
stock equivalents                                                   .9

Add:  effect of converting $140 million
      8% convertible debentures into common stock                  4.3  (A)
                                                               --------
Weighted average number of common
shares, as adjusted                                               50.4
                                                               ========

Fully diluted earnings per common share                         $  .49
                                                               ========


(A)Assumes conversion of $140 million 8% convertible debentures at a price of approximately $32.50 per common share in accordance with the terms of the convertible debentures.

                            POLAROID CORPORATION
            COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                  (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                      SIX MONTHS ENDED July 2, 1995





PRIMARY COMPUTATION

Net loss per statement of earnings                           $ (52.9)
                                                             ========

Weighted average number of common
shares outstanding                                              45.4

Weighted average number of common
stock equivalents                                                 --
                                                             --------
Weighted average number of common
shares, as adjusted                                             45.4
                                                             ========

Primary loss per common share                                $ (1.17)
                                                             ========

                           POLAROID CORPORATION
           COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                    SIX MONTHS ENDED JULY 2, 1995




FULLY DILUTED COMPUTATION

Net loss per statement of earnings                             $ (52.9)

Add:  effect of elimination of after-tax interest expense
      on $140 million 8% convertible debentures                    3.4
                                                               --------
Net loss, as adjusted                                          $ (49.5)
                                                               ========

Weighted average number of common
shares outstanding used for primary computation                   45.4

Weighted average number of common
stock equivalents                                                   .9

Add:  effect of converting $140 million
      8% convertible debentures into common stock                  4.3  (A)
                                                               --------
Weighted average number of common shares
outstanding, as adjusted                                          50.6
                                                               ========

Fully diluted loss per common share                            $  (.98)  (B)
                                                               ========


(A)Assumes conversion of $140 million 8% convertible debentures at a price of approximately $32.50 per common share in accordance with the terms of the convertible debentures.

(B)This computation is submitted as an exhibit to the Company's Form 10-Q in accordance with Regulation S-K item 601(b)(11), although presenting the computation is not in accord with paragraph 40 of APB Opinion 15 because the computation produces an antidilutive result.